Exhibit 10.2

AMENDMENT TWO TO
PERSONAL LINES CUT-THROUGH
QUOTA SHARE REINSURANCE AGREEMENT

BY AND AMONG
TOWER INSURANCE COMPANY OF NEW YORK,
CASTLE POINT NATIONAL INSURANCE COMPANY,
TOWER NATIONAL INSURANCE COMPANY,
HERMITAGE INSURANCE COMPANY,
CASTLE POINT FLORIDA INSURANCE COMPANY,
KODIAK INSURANCE COMPANY,
NORTH EAST INSURANCE COMPANY,
YORK INSURANCE COMPANY OF MAINE,
MASSACHUSETTS HOMELAND INSURANCE COMPANY,
PRESERVER INSURANCE COMPANY
AND
CASTLE POINT INSURANCE COMPANY,
as Ceding Companies,
AND
INTEGON NATIONAL INSURANCE COMPANY,

as Reinsurer

1

PERSONAL LINES CUT-THROUGH
QUOTA SHARE REINSURANCE AGREEMENT

THIS PERSONAL LINES CUT-THROUGH QUOTA SHARE REINSURANCE AGREEMENT (this “Agreement”) is entered into on March 20, 2014 by and among TOWER INSURANCE COMPANY OF NEW YORK, an insurance company organized under the laws of New York, CASTLE POINT NATIONAL INSURANCE COMPANY, an insurance company organized under the laws of Illinois, TOWER NATIONAL INSURANCE COMPANY, an insurance company organized under the laws of Massachusetts, HERMITAGE INSURANCE COMPANY, an insurance company organized under the laws of New York, CASTLE POINT FLORIDA INSURANCE COMPANY, an insurance company organized under the laws of Florida, KODIAK INSURANCE COMPANY, an insurance company organized under the laws of New Jersey, NORTH EAST INSURANCE COMPANY, an insurance company organized under the laws of Maine, YORK INSURANCE COMPANY OF MAINE, an insurance company organized under the laws of Maine, MASSACHUSETTS HOMELAND INSURANCE COMPANY, an insurance company organized under the laws of Massachusetts, PRESERVER INSURANCE COMPANY, an insurance company organized under the laws of New Jersey, and CASTLE POINT INSURANCE COMPANY, an insurance company organized under the laws of New York (the “Ceding Companies” and, each a “Ceding Company”), and INTEGON NATIONAL INSURANCE COMPANY, an insurance company organized under the laws of North Carolina (the “Reinsurer”) (collectively, the “Parties”).
WHEREAS, the Parties hereby wish to amend this Agreement to adjust the Ceding Commission for Subject Policies with effective dates on or after January 1, 2014, the Parties agree as follows:

1.	The definition of “Commission Percentage” in Section 1.1 of this Agreement is hereby deleted in its entirety and replaced with the following:
“Commission Percentage” means twenty percent (20%) with respect to Premiums for Existing Contracts and twenty-two percent (22%) with respect to Premiums for Subject Policies with effective dates on or after January 1, 2014. In the event the Merger Agreement is terminated by ACP Re other than for a material breach of the Merger Agreement by Tower, the Commission Percentage for Premiums for Subject Policies shall increase to twenty-five percent (25%), with any increase in the Commission Percentage taking effect as to Ceding Commissions with respect to Premiums written on or after such termination.

2.	All other terms and conditions remain in effect.

Signature Page Follows

CEDING COMPANIES:

TOWER INSURANCE COMPANY OF NEW YORK

By    /s/ Elliot S. Orol

Title    SVP

CASTLE POINT NATIONAL INSURANCE COMPANY

By    /s/ Elliot S. Orol

Title    SVP

TOWER NATIONAL INSURANCE COMPANY

By    /s/ Elliot S. Orol

Title    SVP

HERMITAGE INSURANCE COMPANY

By    /s/ Elliot S. Orol

Title    SVP

CASTLE POINT FLORIDA INSURANCE COMPANY

By    /s/ Elliot S. Orol

Title    SVP

KODIAK INSURANCE COMPANY

By    /s/ Elliot S. Orol

Title    SVP

NORTH EAST INSURANCE COMPANY

By    /s/ Elliot S. Orol

Title    SVP

YORK INSURANCE COMPANY OF MAINE

By    /s/ Elliot S. Orol

Title    SVP

MASSACHUSETTS HOMELAND INSURANCE COMPANY

By    /s/ Elliot S. Orol

Title    SVP

PRESERVER INSURANCE COMPANY

By    /s/ Elliot S. Orol

Title    SVP

CASTLE POINT INSURANCE COMPANY

By    /s/ Elliot S. Orol

Title    SVP

REINSURER:

INTEGON NATIONAL INSURANCE COMPANY

By    /s/ Mike Weiner

Title    Chief Financial Officer

Exhibit A

[Intentionally Omitted]

[ ]

Exhibit A

Exhibit B
Endorsement No. __

CUT-THROUGH ENDORSEMENT

This Endorsement is made by and between [National General Affiliate] Insurance Company (the “Reinsurer”) and [Tower Affiliate] (the “Company”) for the benefit of the Insured named below with regard to Policy No. ___ issued by the Company, to the Insured named below (the “Policy”)

Effective Date of This Endorsement:__________

Effective Date of Policy:___________

Name Insured:__________

The Reinsurer and the Company agree as follows:

In the event that the Company is declared insolvent by a court of competent jurisdiction and is unable to pay a loss(es) under the Policy occurring on or after the Effective Date of this Endorsement (a “Covered Loss”), (A) the Reinsurer will be liable to the Insured for such Covered Loss and will make payment directly to the Insured, subject to the terms, limits and conditions contained in the Policy, (B) the Reinsurer shall be subrogated to all rights of the Insured and the Company to the extent of such payment, and (C) the Insured will have a direct right of action against the Reinsurer for amounts payable under the Policy with respect to such Covered Loss.

New York, NY                    New York, NY

This __ day of ___, 2014                This __ day of __, 2014

[TOWER AFFILIATE]	INTEGON NATIONAL INSURANCE COMPANY

By:__________________________            By:________________________

Title:_________________________         Title:_______________________

Exhibit B

Exhibit C

Reported Claims

Each Ceding Company will provide prompt notice via electronic transmission (or as otherwise directed by Reinsurer) to the Reinsurer or its designee of all Claims where or in connection with:

1. The total loss reserve is $250,000 or greater;

2. amputations requiring a prosthesis;

3. brain damage affecting mentality or central nervous system (such as permanent disorientation, behavior disorder, personality change, seizures, motor deficit, inability to speak, hemiplegia or unconsciousness);

4. blindness;

5. burns (a) of the 3rd degree involving over 30% of body, (b) of the 2nd degree involving 50% of the body or (c) that are electrical and involve any of the following: internal injury, amputations, spinal cord damage and brain injury;

6. multiple fractures involving one or more members or non-union;

7. fracture of both heels (bilateral oscalis fractures);

8. massive internal injury affecting body organs;

9. any injury resulting in permanent total disability;

10. fatalities;

11. any other serious injury;

12. each claim or loss where there is continuous lost time in excess of four (4) years and which has not been previously reported to Reinsurer;

13. receipt of any suit or demand that seeks extra-contractual damages;

14. the following injuries are identified: fatalities, brain injury damage affecting mentality or central nervous system, spinal cord injury involving loss of mobility, significant burns or massive internal injury;

15. such Claims are reported 60 days or longer after the date of Loss;

16. any reported fire Loss (a) when the total insured value of the structure is more than $5,000,000, (b) when a cause and origin investigator is appointed or (c) when the policy involves financial Losses; and

17. any suspected fraudulent Claim or Loss due to fraud.

Exhibit C

Exhibit D

Loss Fund Account Procedures

In addition to the direction expressly set forth in the Agreement, the Ceding Companies (collectively, the “Claims Administrator”) agree to comply with the following procedures (the “Loss Fund Account Procedures”). In the event of any conflict between the Loss Fund Account Procedures and the Agreement, the Agreement shall govern.

Where the following procedure directs Claims Administrator to report to Reinsurer, such report should be directed to be designated in writing by the Reinsurer.

I.	CLAIM LOSS FUND ACCOUNT PROCEDURES

A.
Reinsurer will fund the Claim Loss Fund Account. The Claim Loss Fund Account will be funded in an amount that the Claims Administrator and Reinsurer agree is necessary for the purpose of paying Claims and Loss Adjustment Expenses under the Subject Policy(ies).

B.
The Loss Fund Account will be established by the Claims Administrator in Reinsurer’s name; will be funded by Reinsurer; and will be administered, monitored and maintained by the Claims Administrator at such bank approved from time to time by Reinsurer, said account being exclusively dedicated to purpose described in subsection I.A. immediately preceding. The account name will be “Tower Insurance Claims Fund FBO [Reinsurer Name]”. Reinsurer will be authorized by Claims Administrator to designate up to four Authorized Check Signers on the account. Claims Administrator is responsible for all administration or banking fees charged to the escrow account. The deposits of funds in such bank shall be insured by the Bank Insurance Fund or the Savings Associations Insurance Fund of the Federal Deposit Insurance Corporation.

Claims Administrator shall maintain such account in a fiduciary capacity separate and apart from any operating or other funds of Claims Administrator, and separate and apart from any other funds maintained by Claims Administrator on behalf of any other entity or person. The Claims Administrator shall not change the bank where the Loss Fund Account(s) is maintained without the prior written approval of Reinsurer. The account will be established with Positive Pay unless otherwise approved in writing by Reinsurer.

C.
At the inception of the Policy(ies) and at the beginning of each month, the amount of the Loss Fund Account will equal an amount which represents a good faith estimate by Reinsurer of the number of days and expected paid Claims and Loss Adjustment Expenses. The initial amount of the Loss Fund Account will be determined and deposited by Reinsurer.

D.
Claims Administrator and Reinsurer will review the amount of this Loss Fund Account periodically to determine the adequacy of the fund to cover a good faith estimate of the number of days of expected paid claims (including paid Loss Adjustment Expenses), and Claims Administrator will provide Reinsurer with a quarterly cash flow forecast in a form and manner to be agreed upon. Notwithstanding the procedure above, Reinsurer will also monitor the adequacy of the Claim Loss Fund Account and, when necessary, request to adjust the deposit to maintain the revised indicated needed amount. Reinsurer will advise Claims Administrator when the minimum amount is to be changed.

E.	Claims Administrator will administer and maintain the Claim Loss Fund Account and reconcile the account monthly.

F.
Claims Administrator will provide a report to Reinsurer by the tenth (10) business day of each month which indicates monthly, in arrears, a reconciliation of the claim Loss Fund Account, with the following information:

1.	The previous closing account balance for the Claim Loss Fund Account;

2.	Deposits made to the Claim Loss Fund Account during the month;

3.	Itemization and application of the month’s disbursements by location, check number, claim number and payment amount;

4.	The Claim Loss Fund Account balance to the end of the month; and,

5.	A Reconciliation of the Loss Run Inception-To-Date to the Total Loss Funding and Ending Escrow Claim Loss Fund Account Balance in a format acceptable to Reinsurer.

From time to time, Reinsurer may request Claims Administrator to provide additional summary or detail reports in printout or electronic format.

G.	If the Agreement is terminated Claims Administrator shall monitor and administer the Claim Loss Fund Account until all liabilities under the Policy(ies) have been resolved or completely paid.

H.	Claims Administrator shall have no investment authority, or responsibility to Reinsurer with respect to funds deposited in the Claim Loss Fund Account.

I.
Claims Administrator shall handle all correspondence, transactions and instruments of payment in a manner that complies with all regulations concerning the use of bank accounts. All Claim payments will be made in Claims Administrator’s name, on Reinsurer’s behalf.

II.	LOSS PAYMENT PROCEDURE

A.
Claimants must be paid for covered claims in accordance with regulatory requirements. For purposes of this paragraph A., the term “Claimants” means individuals or organizations that make a Claim under the Policy(ies).

B.
Claims Administrator will establish procedures to make timely payments (within agreed to and statutory time frames) of qualified loss when due, and shall have the authority to commit funds from the Claim Loss Fund Account. Drafts or checks should be issued in a timely manner and in accordance with the applicable rules, regulations and laws applicable of the jurisdiction(s) involved.

C. Claims Administrator will retain copies of, or facsimile copies of, checks for seven (7) years from the date of bank clearance.